UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 11, 2017 (July 6, 2017)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 19, 2017, New England Realty Associates Limited Partnership (the “Partnership”) entered into an Offer to Purchase Agreement with M.J. Realty Trust II, u/d/t dated November 4, 1980 (the “ Purchase Agreement”).  On July 6, 2017, the Partnership borrowed $16,000,000 from HBC Holdings, LLC pursuant to a Promissory Note (the “Note”) and a Pledge Agreement (the “Pledge Agreement”).  The information included in Items 2.01 and 2.03 of this report, which includes a description of the material terms and conditions of the Purchase Agreement, Note and Pledge Agreement, is incorporated by reference into this Item 1.01.  Such descriptions are qualified by reference to the text of the Purchase Agreement, Note and Pledge Agreement, which are filed as Exhibits 10.2, 10.4 and 10.5 respectively with this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 6, 2017, Woodland Park Partners, LLC, a Massachusetts limited liability company (“Woodland Park”) closed on an Offer to Purchase (the “Purchase Agreement”) with M.J. Realty Trust II, u/d/t dated November 4, 1980, and recorded with the Middlesex South District Registry of Deeds in Book 15893, Page 382, and filed with said Middlesex Registry District of the Land Court as Document No. 604171, as amended  (the “Seller”) pursuant to which Woodland Park acquired the Woodland Park Apartments, a 126-unit apartment complex located at 264-290 Grove Street, Newton, Massachusetts (the “Property”), for a purchase price of $45,500,000 in cash.  The manager of Woodland Park is NewReal, Inc. (“New Real”), the general partner of the Partnership.  The Partnership is the sole member of Woodland Park.

To fund the purchase price, the Partnership borrowed $25,000,000 under its outstanding line of credit with KeyBank, NA, and $16,000,000 from HBC Holdings, LLC, a Massachusetts limited liability company controlled by Harold Brown.  The balance of the purchase price was funded by the Partnership’s cash reserves.

Harold Brown and his brother, Ronald Brown, own 100% of the capital stock, and serve on the board of directors, of New Real.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 6, 2017, the Partnership drew $25,000,000 (the “Line of Credit Loan”) under the Credit Agreement dated July 31, 2014, by and among the Partnership, KeyBank National Association, in its capacity as administrative agent, and certain other banks and financial institutions as lenders (the “Credit Agreement”).   The Credit Agreement includes customary representations, warranties and covenants, as well as customary events of default.  The covenants include financial covenants concerning tangible net worth and debt service coverage, as well as limitations on (i) liens, (ii) dispositions of assets and (iii) mergers and consolidations. The Line of Credit Loan is collateralized by varying percentages of the Partnership’s ownership interest in 23 of its subsidiary properties and joint ventures, has a floating interest rate equal to a base rate of the LIBOR Rate plus an applicable margin of 3.5%, and is payable July 31,2018.

On July 6, 2017, the Partnership also borrowed $16,000,000 from HBC Holdings, LLC (the “HBC Loan”).  The HBC Loan accrues interest at an annual rate of 4.75%, and is payable on the earlier of (1) the date on which Woodland Park enters into a mortgage lender financing secured by the assets of Woodland Park, and (2) July 31, 2018.  The HBC Loan is secured by a security interest in the Partnership’s 100% membership interest in Woodland Park, and the assignment of all periodic payments the Partnership receives from Woodland Park in its capacity as the sole member of Woodland Park.

Item 9.01                                           Financial Statements and Exhibits.

(a)                              Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4), the Partnership intends to file the required financial statements as an amendment to this Form 8-K within 71 days of the date  this Current Report on Form 8-K is filed with the Securities Exchange Commission.

(b)                                 Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2), the Partnership intends to file the financial information required by this paragraph (b) of Item 9.01 as an amendment to this Form 8-K within 71 days of the date this Form 8-K is filed with the Securities Exchange Commission.

(c)                                  Exhibits.

10.1                        Revolving Line of Credit Agreement dated July 31, 2014 (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 6, 2014.

10.2                        Offer to Purchase Agreement dated June 19, 2017 by and between New England Realty Associates Limited Partnership as buyer and M.J. Realty Trust II, as seller.

10.3                        Assignment and Assumption Agreement dated July 6, 2017, by and between New England Realty Associates Limited Partnership and M.J. Realty Trust II.

10.4                        Promissory Note dated July 6, 2017 in the principal amount of $16,000,000 payable to HBC Holdings, LLC, made by New England Realty Associates Limited Partnership.

10.5                        Pledge Agreement dated July 6, 2017, by and between New England Associates Limited Partnership and HBC Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President
Date July 11, 2017